Exhibit 23.1

LOGO	CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC Certified Public Accountants Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com	Todd D. Chisholm Nephi J. Bierwolf Troy F. Nilson Douglas W. Morrill

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8/A of Pacific Webworks, Inc. (the “Company”) of our report dated March 31, 2010 included in the Company’s Form 10-K on our audit of the consolidated balance sheet of the Company as of December 31, 2009 and the related consolidated statements of operations, stockholder’s equity and comprehensive loss and cash flows for the year ended December 31, 2009.  We consent to all references to our firm included in or made a part of this amended registration statement.

/s/ Chisholm, Bierwolf, Nilson & Morrill

Chisholm, Bierwolf, Nilson & Morrill LLC

Bountiful, Utah

April 15, 2010

PCAOB Registered, Members of AICPA, CPCAF and UACPA
533 West 2600 South, Suite 25 • Bountiful, Utah 84010	12 South Main, Suite 208, Layton, Utah 84041